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                                                                     Exhibit 21

                          SUBSIDIARIES OF THE COMPANY
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Name
Doing Business As                                               State of Incorporation
-----------------                                               ----------------------
 1. Hygienetics Environmental Services, Inc.                         Delaware
    Hygienetics Environmental Services
 2. L-3 Communications ILEX Systems, Inc.                            Delaware
    ILEX Systems
 3. Southern California Microwave, Inc.                              California
    Southern California Microwave
 4. L-3 Communications SPD Technologies, Inc.                        Delaware
    SPD Technologies
 5. L-3 Communications ESSCO, Inc.                                   Delaware
    ESSCO
 6. Electronic Space Systems International Corp.                     U.S. Virgin Islands
    Electronic Space Systems
 7. Electronic Space Systems (UK) Limited                            United Kingdom
    Electronic Space Systems (UK)
 8. ESSCO Collins Limited                                            Republic of Ireland
    ESSCO Collins
 9. ESSCO Satellite Systems Corp.                                    Delaware
    ESSCO Satellite
10. L-3 Communications Storm Control Systems, Inc.                   California
    Storm Control Systems
11. L-3 Communications DBS Microwave, Inc.                           California
    DBS Microwave
12. SPD Electrical Systems, Inc.                                     Delaware
    SPD Electrical Systems
13. SPD Switchgear Inc.                                              Delaware
    SPD Switchgear
14. Pac Ord Inc.                                                     Delaware
    Pac Ord
15. Henschel Inc.                                                    Delaware
    Henschel
16. Power Paragon, Inc.                                              Delaware
    Power Paragon
17. SPD Holdings, Inc.                                               Delaware
    SPD Holdings
18. Cardiovascular Computer Systems, Ltd.                            Wisconsin
    Cardiovascular Computer Systems
19. Digital Technics, L.L.C.                                         Delaware
    Digital Technics
20. Digital Technics, L.P.                                           Delaware
    Digital Technics
21. Electrodynamics, Inc.                                            Arizona
    Electrodynamics
22. L-3 Communications Secure Information Technology, Inc.           Delaware
    L-3 Secure Information Technology
23. L-3 Communications Network Security Systems, LLC                 Delaware
    L-3 Network Security Systems
24. L-3 Communications Network Security Systems (Europe) PLC         United Kingdom
    L-3 Network Security Systems (Europe)
25. L-3 Communications U.K. Ltd.                                     United Kingdom
    L-3 Communications U.K.
26. Storm Control Systems Limited                                    United Kingdom
    Storm Control Systems
27. L-3 Management Corp.                                             Delaware
    L-3 Management
28. L-M Acquisition Corporation                                      Maryland
    L-M Acquisition
29. Microdyne Corporation                                            Maryland
    Microdyne
30. Microdyne Communications Technologies, Inc.                      Maryland
    Microdyne Communications
31. MCTI Acquisition Corp.                                           Maryland
    MCTI Acquisition
32. Apcom Inc.                                                       Maryland
    Apcom
33. Celerity Systems Inc.                                            California
    Celerity Systems
34. Microdyne Ltd.                                                   U.S. Virgin Islands
    Microdyne Ltd.
35. Microdyne Outsourcing Incorporated                               Maryland
    Microdyne Outsourcing
36. Microdyne U.K., Inc.                                             Delaware
    Microdyne U.K.
37. Medical Education Technologies, Inc                              Delaware
    Medical Education Technologies
38. L-3 Communications Holding GmbH                                  Federal Republic of Germany
    L-3 Communications Holding
39. L-3 Communications ELAC Nautik GmbH                              Federal Republic of Germany
    L-3 Communications ELAC Nautik
40. Power Paragon (Deutschland) Holding GmbH                         Federal Republic of Germany
    Power Paragon (Deutschland)
41. EuroAtlas Gesellschaft fur Leistungselektronik mbH               Federal Republic of Germany
    EuroAtlas
42. JovyAtlas Elektrische Umformtechnik GmbH                         Federal Republic of Germany
    JovyAtlas
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